GENERAL SECURITY AGREEMENT

New York

Debtor (Name): Pike County Light & Power Company

(Organizational Structure): Corporation

(State Law organized under): Pennsylvania

(Organizational Identification Number, if any; note that this is NOT a request for the Taxpayer Identification Number):

(Address of residence/chief executive office): 105 Schneider Lane, Milford, PA 18337

Bank/Secured Party: M&T Bank, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, New York 14203 Attention: Office of General Counsel.

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, Debtor agrees with Secured Party as follows:

1.       Security Interests.

1.1       Grant. As security for the prompt and complete payment and performance when due of all of the Obligations, Debtor does hereby grant to Secured Party a continuing security interest (“Security Interest”) in all personal property and fixtures of Debtor, wherever located, whether now existing or owned or hereafter arising or acquired, whether or not subject to the Uniform Commercial Code, as the same may be in effect in the State of New York, as amended from time to time (“UCC”), and whether or not affixed to any realty, including, without limitation, (i) all accounts, chattel paper, investment property, deposit accounts, documents, goods, equipment, farm products, general intangibles (including trademarks, service marks, trade names, patents, copyrights, licenses and franchises), instruments, inventory, money, letter of credit rights, causes of action (including tort claims) and other personal property (including agreements and instruments not constituting chattel paper or a document, general intangible or instrument); (ii) all additions to, accessions to, substitutions for, replacements of and supporting obligations of the foregoing; (iii) all proceeds, products, rents, issues, profits and accounts arising from the foregoing and substitutions therefore, including, without limitation, insurance proceeds; and (iv) all business records and information relating to any of the foregoing and any software or other programs for accessing and manipulating such information (collectively, the “Collateral”). Debtor acknowledges and agrees that the foregoing collateral description is intended to cover all assets of Debtor.

If, now or in the future, any of the obligations secured pursuant to any security interest or lien created by this instrument include any Special Flood Zone Loan, then the following shall apply: any such Special Flood Zone Loan shall not be secured pursuant to any security interest or lien created by this instrument in personal property that would constitute "contents" located within Flood Zone Improvements securing such Special Flood Zone Loan, where, for purposes of the foregoing, "Flood Zone Improvements" means any "improved" real property that is located within a Special Flood Hazard Area, a "Special Flood Zone Loan" means a loan, line of credit or other credit facility which is secured by Flood Zone Improvements, and the terms "improved" real property, "Special Flood Hazard Area," and "contents" shall have the meaning ascribed to them by the Flood Disaster Protection Act of 1973, 42 U.S.C. § 4001 et seq., and implementing regulations, 44 C.F.R. Parts 59 et seq., and/or the Federal Emergency Management Agency, all as may be amended from time to time.

1.2       Obligations. The term “Obligations” means any and all indebtedness or other obligations of Debtor to Secured Party in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including, without limitation, any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by Secured Party exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; (iii) owed by Debtor to others and which Secured Party obtained, or may obtain, by assignment or otherwise; or (iv) payable under this Agreement, or (v) any amounts now or hereafter due and owing from Debtor to Bank arising from or in connection with any interest rate swap agreement, now existing or hereafter entered into between Debtor and Bank, and any costs incurred by bank in connection therewith, including without limitation, any interest, expenses, fees, penalties or other charges associated with any obligations undertaken by Bank to hedge or offset Bank’s obligations pursuant to such swap agreement, or the termination of any such obligations, shall be (i) deemed additional interest and/or a related expense (to be determined in the sole discretion of Bank) due in connection with the principal amount of the Obligation secured by this General Security Agreement to the full extent thereof, and included in any judgment in any proceeding instituted by Bank or its agents against Debtor for enforcement of this General Security Agreement of otherwise.

2.       Covenants. Debtor covenants and agrees as follows:

2.1       Perfection of Security Interest. Debtor shall execute and deliver to Secured Party such financing statements, control agreements or other documents, in form and content satisfactory to Secured Party, as Secured Party may from time to time request to perfect and continue the Security Interest. Upon the request of Secured Party, Debtor shall deliver to Secured Party any and all instruments, chattel paper, negotiable documents or other documents evidencing or constituting any part of the Collateral properly endorsed or assigned, in a manner satisfactory to Secured Party. Until such delivery, Debtor shall hold such portion of the Collateral in trust for Secured Party. Debtor shall pay all expenses for the preparation, filing, searches and related costs in connection with the grant and perfection of the Security Interest. Debtor authorizes (both prospectively and retroactively) Secured Party to file financing statements, and any continuations and amendments thereof, with respect to the Collateral without Debtor’s signature. A photocopy or other reproduction of any financing statement or this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

2.2       Negative Pledge; Disposition of Collateral. Debtor shall not grant or allow the imposition of any lien, security interest or encumbrance on, or assignment of, the Collateral unless consented to in writing by Secured Party. Debtor shall not make or permit to be made any sale, transfer or other disposition of the Collateral; provided, however, prior to the occurrence of an Event of Default, Debtor may in the ordinary course of business consistent with its past practices and with prudent and standard practices used in the industry that is the same or similar to that in which Debtor is engaged: (i) dispose of any Collateral consisting of equipment that is obsolete or worn-out; (ii) sell or exchange any Collateral consisting of equipment in connection with the acquisition of other equipment that is at least as valuable as such equipment, that Debtor intends to use for substantially the same purposes as such equipment and that is not subject to any security interest or other lien or encumbrance; (iii) collect Collateral consisting of accounts or assign such Collateral for purposes of collection; or (iv) sell or lease Collateral consisting of inventory. A sale, lease or other transfer of such Collateral consisting of inventory in the ordinary course of Debtor’s business does not include a transfer in partial or complete satisfaction of any liability or obligation or any bulk sale.

2.3       Condition of Collateral; Impermissible Use. Debtor shall keep the Collateral consisting of goods in good condition and shall not commit or permit damage or destruction (other than ordinary wear and tear) to such Collateral. Debtor shall not permit any Collateral consisting of goods (i) to be used in such a manner that would violate any insurance policy or warranty covering the Collateral or that would violate any applicable law of any governmental authority (including any environmental law) now or hereafter in effect; (ii) to become fixtures on any real property on which Secured Party does not have a first priority mortgage lien (unless Secured Party has been provided with an acceptable landlord/mortgagee waiver) or become an accession to any goods not included in the Collateral; or (iii) to be placed in any warehouse that may issue a negotiable document with regard to such Collateral.

2.4       Modification to Collateral. Debtor shall not, without Secured Party’s prior written consent, grant any extension on, compound, settle for less than the full amount of, release (in whole or in part), modify, cancel, or allow for any substitution, credit or adjustment on Collateral consisting of accounts, chattel paper, general intangibles, instruments, documents or investment property, except that in the absence of an Event of Default, Debtor may grant to account debtors, or other persons obligated with respect to the Collateral, extensions, credits, discounts, compromises or settlements in the ordinary course of business consistent with its past practices and consistent with prudent and standard practices used in the industries that are the same or similar to those in which Debtor is engaged.

2.5       Titled Goods. Debtor shall cause all goods included in the Collateral to be properly titled and registered to the extent required by applicable law. Upon the request of Secured Party, Debtor shall cause the interest of Secured Party to be properly indicated on any certificate of title relating to such goods and deliver to Secured Party each such certificate, and any additional evidence of ownership, certificates of origin or other documents evidencing any interest in such goods.

2.6       Insurance. Debtor shall, at its own expense and at all times, maintain effective insurance policies covering damage to persons and against fire, flood, theft and all other risks to which the Collateral may be subject, all in such amounts, with such deductibles and issued by such insurance company as shall be satisfactory to Secured Party. Such insurance policies shall have all endorsements that Secured Party may require and shall further (i) name Secured Party, exclusively, as the additional insured on the casualty insurance and the lender’s loss payee and/or mortgagee on the hazard insurance; (ii) provide that Secured Party shall receive a minimum of thirty (30) days prior written notice of any amendment or cancellation; and (iii) insure Secured Party notwithstanding any act or neglect of Debtor or other owner of the property described in such insurance. If Debtor fails to obtain the required insurance as provided herein, Secured Party may, but is not obligated, to obtain such insurance as Secured Party may deem appropriate, including, without limitation, if Secured Party so chooses, “single interest insurance” which will cover only Secured Party’s interest in the Collateral. Debtor shall pay or reimburse to Secured Party the cost of such insurance. Secured Party shall have the option, in its sole discretion, to hold insurance proceeds as part of the Collateral, apply any insurance proceeds toward the Obligations or allow the Debtor to apply the insurance proceeds towards repair or replacement of the item of Collateral in respect of which such proceeds were received. Upon the request of Secured Party, Debtor shall from time to time deliver to Secured Party such insurance policies, or other evidence of such policies satisfactory to Secured Party, and such other related information Secured Party may request.

2.7       Collateral Information. Debtor shall provide all information, in form and substance satisfactory to Secured Party, that Secured Party shall from time to time request to (i) identify the nature, extent, value, age and location of any of the Collateral, or (ii) identify any account debtor or other party obligated with respect to any chattel paper, general intangible, instrument, investment property, document or deposit account included in the Collateral.

2.8       Financial Information. Debtor shall furnish to Secured Party financial statements in such form (e.g., audited, reviewed, compiled) and at such intervals as Secured Party shall request from time to time plus any additional financial information that Secured Party may request. All such financial statements shall be in conformity with generally accepted accounting principles consistently applied.

2.9       Taxes; Licenses; Compliance with Laws. Before the end of any applicable grace period, Debtor shall pay each tax, assessment, fee and charge imposed by any governmental authority upon the Collateral, the ownership, disposition or use of any of the Collateral, this Agreement or any instrument evidencing any of the Obligations. Debtor shall maintain in full force and effect each license, franchise or other authorization needed for any ownership, disposition or use of the Collateral and the conduct of its business, operations or affairs. Debtor shall comply with all applicable law of any governmental authority (including any environmental law), now or hereafter in effect, applicable to the ownership, disposition or use of the Collateral or the conduct of its business, operations or affairs.

2.10       Records; Legend. Debtor shall maintain accurate and complete books and records relating to the Collateral in conformity with generally accepted accounting principles consistently applied. At Secured Party’s request, Debtor will legend, in form and manner satisfactory to Secured Party, its books and records to indicate the Security Interest.

2.11       Additional Collateral. If at any time the liquidation value of any of the Collateral is unsatisfactory to Secured Party, then, on demand of Secured Party, Debtor shall immediately (i) furnish such additional collateral satisfactory to Secured Party to be held by Secured Party as if originally pledged hereunder and execute such additional security agreements, financing statements or other agreements as requested by Secured Party, or (ii) repay the Obligations to bring the outstanding amount of the Obligations to within a satisfactory relationship to the liquidation value of the Collateral.

2.12       Debtor Notices. Immediately upon acquiring knowledge or reason to know of any of the following, Debtor shall notify Secured Party of the occurrence or existence of (i) any Event of Default; (ii) any event or condition that, after notice, lapse of time or after both notice and lapse of time, would constitute an Event of Default; (iii) any account or general intangible that arises out of a contract with any governmental authority (including the United States); (iv) any event or condition that has or (so far as can be foreseen) will or might have any material adverse effect on the Collateral (including a material loss, destruction or theft of, or of any damage to, the Collateral, material decline in value of the Collateral or a material default by an account debtor or other party’s performance of obligations with respect to the Collateral), on Debtor or its business, operations, affairs or condition (financial or otherwise).

2.13       Lien Law. If any account or general intangible included in the Collateral represents money owing pursuant to any contract for the improvement of real property or for a public improvement for purposes of the Lien Law of the State of New York (the “Lien Law”), Debtor shall (i) give Secured Party notice of such fact; (ii) receive and hold any money advanced by Secured Party with respect to such account or general intangible as a trust fund to be first applied to the payment of trust claims as such term and/or concept is defined in the Lien Law (in Section 71 thereof, or otherwise); and (iii) until such trust claim is paid, not use or permit the use of any such money for any purpose other than the payment of such trust claims.

2.14       Protection of Collateral; Further Assurances. Debtor shall, at its own cost, faithfully preserve, defend and protect the Security Interest as a prior perfected security interest in the Collateral under the UCC and other applicable law, superior and prior to the rights of all third parties (other than those permitted pursuant to Section 3.1) and shall defend the Collateral against all setoffs, claims, counterclaims, demands and defenses. Debtor shall, and shall cause its affiliates to take such action and execute and deliver to the Secured Party such additional documents, instruments, certificates, and agreements as the Secured Party may reasonably request from time to time to effectuate the purposes and intent of the transaction(s) contemplated hereby, including, without limitation, (i) to attach, continue, preserve, perfect or protect the Security Interest and Secured Party’s interests in the Collateral and rights hereunder, including obtaining waivers (in form and content acceptable to Secured Party) from landlords, warehousemen and mortgagees and (ii) causing any affiliate, entity or series of entities it may create hereafter through merger, division or otherwise, to execute agreements, in form and substance acceptable to Secured Party, (a) assuming or guarantying the Debtor’s obligations under this Agreement and all related agreements and (b) pledging assets to the Secured Party to the same extent as the Debtor. Debtor hereby irrevocably appoints Secured Party, its officers, employees and agents, or any of them, as attorneys-in-fact for Debtor with full power and authority in the place and stead of Debtor and in the name of Debtor or its own name from time to time in Secured Party’s discretion, to perform all acts which Secured Party deems appropriate to attach, continue, preserve or perfect and continue the Security Interest, including signing for Debtor (to the extent such signature may be required by applicable law) UCC-1 financing statements, UCC-3 amendment or other instruments and documents to accomplish the purposes of this Agreement. This power of attorney, being coupled with an interest, is irrevocable and shall not be affected by the subsequent disability or incompetence of Debtor.

3.       Representations and Warranties. Debtor represents, warrants and agrees as follows:

3.1       Title. Debtor holds good and marketable title to the Collateral free and clear from any security interest or other lien or encumbrance of any party, other than the Security Interest or such liens, security interests or other liens or encumbrances specifically permitted by Secured Party and set forth on Exhibit A hereto (“Permitted Liens”). Debtor has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral except for the Permitted Liens.

3.2       Authority. If Debtor is a business entity, it is duly organized, validly existing and in good standing under the laws of the above-named state of organization. Debtor has the full power and authority to grant the Security Interest and to execute, deliver and perform its obligations in accordance with this Agreement. The execution and delivery of this Agreement will not (i) violate any applicable law of any governmental authority or any judgment or order of any court, other governmental authority or arbitrator; (ii) violate any agreement governing Debtor or to which Debtor is a party; or (iii) result in a security interest or other lien or encumbrance on any of Debtor’s assets, except in favor of Secured Party. Debtor’s certificate of incorporation, by-laws or other organizational documents do not prohibit any term or condition of this Agreement. Each authorization, approval or consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any party required as a condition of Debtor’s execution, delivery or performance of this Agreement (including any shareholder or board of directors or similar approvals) has been duly obtained and is in full force and effect. Debtor has the power and authority to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or ownership of property requires such licensing or such qualifications.

3.3       Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment or order of any court, agency or other governmental authority or arbitrator which involves Debtor or the Collateral and which might have a material adverse effect upon the Collateral, the Debtor, its business, operations, affairs or condition (financial or otherwise), or threaten the validity of this Agreement or any related document or action. Debtor will immediately notify Secured Party upon acquiring knowledge of the foregoing.

3.4       Enforceability of Collateral. Instruments, chattel paper, accounts or documents which constitute any part of the Collateral are genuine and enforceable in accordance with their terms, comply with the applicable law of any governmental authority concerning form, content, manner of preparation and execution, and all persons appearing to be obligated on such Collateral have authority and capacity to contract and are in fact obligated as they appear to be on such Collateral. There are no restrictions on any assignment or other transfer or grant of the Security Interest by Debtor. Each sum represented by Debtor from time to time as owing on accounts, instruments, deposit accounts, chattel paper and general intangibles constituting any part of the Collateral by account debtors and other parties with respect to such Collateral is the sum actually and unconditionally owing by account debtors and other parties with respect thereto at such time, except for applicable normal cash discounts. None of the Collateral is subject to any defense, set-off, claim or counterclaim of a material nature against Debtor except as to which Debtor has notified Secured Party in writing.

3.5       Location of Chief Executive Office, Records, Collateral. The locations of the following are listed on page one of this Agreement or, if different or additional, on Exhibit A hereto: (i) Debtor’s residence, principal place of business and chief executive office; (ii) the office in which Debtor maintains its books or records relating to the Collateral; (iii) the facility (including any storage facility) at which now owned or subsequently acquired inventory, equipment, goods, fixtures and other tangible personal property constituting any part of the Collateral shall be kept; and (iv) the real property on which any crop included in the Collateral is growing or is to be grown, or on which any timber constituting any part of the Collateral is or is to be standing. Debtor will not effect or permit any change in any of the foregoing locations (or remove or permit the removal of the records or Collateral therefrom, except for mobile equipment included in the Collateral which may be moved to another location for not more than thirty (30) days) without thirty (30) days prior written notice to Secured Party and all actions deemed necessary by Secured Party to maintain the Security Interest intended to be granted hereby at all times fully perfected and in full force and effect have been taken. All of the locations listed on page one or Exhibit A are owned by Debtor, or if not, by the party(ies) identified on Exhibit A.

3.6       Structure; Name. Debtor’s organizational structure, state of registration and organizational identification number (if any) are stated accurately on page one of this Agreement, and its full legal name and any trade name used to identify it are stated accurately on page one of this Agreement, or if different or additional are listed on Exhibit A hereto. Debtor will not change its name, any trade names or its identity, its organizational structure, state of registration or organizational identification number without thirty (30) days prior written notice to Secured Party. All actions deemed necessary by Secured Party to maintain the Security Interest intended to be granted hereby at all times fully perfected and in full force and effect have been taken.

4.       Performance and Expenditures by Secured Party. If Debtor fails to perform or comply with any of the terms hereof, Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such terms including the payment or discharge of all taxes, fees, security interest or other liens, encumbrances or claims, at any time levied or placed on the Collateral. An election to make expenditures or to take action or perform an obligation of Debtor under this Agreement, after Debtor’s failure to perform, shall not affect Secured Party’s right to declare an Event of Default and to exercise its remedies. Nor shall the provisions of this Section relieve Debtor of any of its obligations hereunder with respect to the Collateral or impose any obligation on Secured Party to proceed in any particular manner with respect to the Collateral. Interest on any judgment entered against Debtor related to this Agreement shall accrue at the highest default rate specified in any instrument evidencing any of the Obligations.

5.       Duty of Secured Party. Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party nor its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of the Collateral upon the request of Debtor or any other person or to take any other action whatsoever with regard to the Collateral. The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of its powers under this Agreement, and neither it nor its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

6.       Certain Rights and Remedies.

6.1       Inspection; Verification. Secured Party, and such persons as it may designate, shall have the right from time to time to (i) audit and inspect (a) the Collateral, (b) all books and records related thereto (and make extracts and copies from such records), and (c) the premises upon which any of the Collateral or books and records may be located; (ii) discuss Debtor’s business, operations, affairs or condition (financial or otherwise) with its officers, accountants; and (iii) verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to the Collateral in any manner and through any medium Secured Party may consider appropriate (including contacting account debtors or third party possessing the Collateral for purpose of making such verification). Debtor shall furnish all assistance and information and perform any acts Secured Party may require regarding thereto. Debtor shall bear the cost and expense of any such inspection and verification.

6.2       Notification of Security Interest. Secured Party may notify any or all account debtors and other person obligated with respect to the Collateral of the Security Interest therein. Upon the request of Secured Party, Debtor agrees to enter into such warehousing, lockbox or other custodial arrangement with respect to any of the Collateral that Secured Party shall deem necessary or desirable.

6.3       Application of Proceeds. Secured Party may apply the proceeds from the sale, lease or other disposition or realization upon the Collateral to the Obligations in such order and manner and at such time as Secured Party shall, in its sole discretion, determine. Debtor shall remain liable for any deficiency if the proceeds of any sale, lease or other disposition or realization upon the Collateral are insufficient to pay the Obligations. Any proceeds received by Debtor from the Collateral after an Event of Default shall (i) be held by Debtor in trust for Secured Party in the same medium in which received; (ii) not be commingled with any assets of Debtor; and (iii) be delivered to Secured Party in the form received, properly indorsed to permit collection. After an Event of Default, Debtor shall promptly notify Secured Party of the return to or repossession by Debtor of goods constituting part of the Collateral, and Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

6.4       Income and Proceeds of Instruments and Investment Property. Until the occurrence of an Event of Default, Debtor reserves the right to request to receive all cash income or cash distribution (whether in cash or evidenced by check) payable on account of any instrument or investment property constituting part of the Collateral (collectively, “Cash Distribution”). Until actually paid, all rights in the foregoing shall remain subject to the Security Interest. Any other income, dividend, distribution, increase in or profits (including any stock issued as a result of any stock split or dividend, any capital distributions and the like) on account of any instrument or investment property constituting part of the Collateral and, upon the occurrence of an Event of Default, all Cash Distributions, shall be delivered to Secured Party immediately upon receipt, in the exact form received and without commingling with other property which may be received by, paid or delivered to Debtor or for Debtor’s account, whether as an addition to, in discharge of, in substitution of, or in exchange of the Collateral. Until delivery, such Collateral shall be held in trust for Secured Party.

6.5       Registered Holder of the Collateral. Secured Party shall have the right to transfer to or register (with or without reference to this Agreement) in the name of Secured Party or its nominee any investment property, general intangible, instrument or deposit account constituting part of the Collateral so that Secured Party or such nominee shall appear as the sole owner of record thereof; provided, however, that so long as no Event of Default has occurred, Secured Party shall deliver to Debtor all notices, statements or other communications received by it or its nominee as such registered owner, and upon demand and receipt of payment of necessary expenses thereof, shall give to Debtor or its designee a proxy or proxies to vote and take all action with respect to such Collateral. After the occurrence of any Event of Default, Debtor waives all rights to be advised of or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies given by Secured Party to Debtor or its designee as aforesaid shall thereafter be effective.

7.       Default.

7.1       Events of Default. Any of the following events or conditions shall constitute an “Event of Default”: (i) failure by the Debtor to pay when due (whether at the stated maturity, by acceleration or otherwise) the Obligations, or any part thereof, or there occurs any event or condition which after notice, lapse of time or both will permit acceleration of any Obligation; (ii) Debtor defaults in the performance of any obligation, condition, covenant or other provision of this Agreement, the other Transaction Documents or any other agreement with the Secured Party or any of its affiliates or subsidiaries (collectively, “Affiliates”); (iii) failure by the Debtor to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any indebtedness or obligation owing to any third party or Affiliate or the occurrence of any event which could result in acceleration of payment of any such indebtedness or the failure to perform any agreement with any third party or Affiliate; (iv) the sale, assignment transfer or delivery, by operation of law or otherwise, of all or substantially all of the assets of the Debtor or the ownership interest in Debtor to a third party; (v) a non-individual Debtor, without the Secured Party’s prior written consent, engages in, agrees to or approves a plan for (a) reorganization (b) merger or consolidation, (c) division into (or of) one or more entities or series of entities or allocation or transfer of any of Debtor’s assets or liabilities as a result of such a division, (d) conversion to another form of business entity, or (e) dissolution of Debtor or cessation by Debtor as a going business concern; (vi) the death or judicial declaration of incompetency of Debtor, if an individual; (vii) failure by Debtor to pay, withhold or collect any tax as required by law; the service or filing against Debtor or any of its assets of any lien (other than a lien permitted in writing by the Secured Party), judgment, garnishment, order or award which Secured Party in good faith determines shall have a material adverse effect on the Debtor or the Debtor’s ability to pay or perform the Obligations; (viii) if Debtor becomes insolvent or is generally not paying its debts as such debts become due; (ix) the making of any general assignment by Debtor for the benefit of creditors; the appointment of a receiver or similar trustee for Debtor or its assets; or the making of any, or sending notice of any intended, bulk sale; (x) Debtor commences (or has commenced against it and not dismissed or stayed within forty-five (45) days) any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Debtor; (xi) any representation or warranty made in this Agreement, any other Transaction Documents, any related document, any other agreement between Debtor and the Secured Party or any Affiliate or in any financial statement of Debtor or elsewhere was misleading in any material respect when made; Debtor omits to state a material fact necessary to make the statements made in this Agreement, any other Transaction Document, any related document, any other agreement between Debtor and the Secured Party or any Affiliate or any financial statement of Debtor or elsewhere not misleading in light of the circumstances in which they were made; or, if upon the date of execution of this Agreement, there shall have been any material adverse change in any of the facts disclosed in any financial statement, representation, warranty or elsewhere that was not disclosed in writing to the Secured Party at or prior to the time of execution hereof; (xii) any pension plan of Debtor fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Secured Party, might have a material adverse effect on Debtor’s ability to repay its debts; (xiii) an adverse change in the Debtor, its business, assets, operations, management, ownership, affairs or condition (financial or otherwise) or the Secured Party’s collateral from the status shown on any financial statement or other document submitted to the Secured Party or any Affiliate, and which change the Secured Party determines will have a material adverse effect on (a) the Secured Party’s collateral, the Debtor, its business, assets, operations or condition (financial or otherwise), or (b) the ability of the Debtor to pay or perform any obligation to the Secured Party; (xiv) any indication or evidence received by the Secured Party that the Debtor may have directly or indirectly engaged in any type of activity which, in the Secured Party’s discretion, might result in the forfeiture of any property of the Debtor to any governmental authority; (xv) the occurrence of any event described in sub-paragraph (i) through and including (xiv) hereof with respect to any Subsidiary, endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Obligations; (xvi) Debtor fails to supply new or additional collateral within ten (10) days of request by the Secured Party; or (xvii) the Secured Party in good faith deems itself insecure with respect to payment or performance of the Obligations.

7.2       Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, Secured Party without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Debtor or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies of a secured party under the UCC, under other applicable law, in equity or otherwise or available under in this Agreement including:

7.2.1       Obligations Immediately Due; Termination of Lending. Secured Party may declare all or any part of any Obligations not payable on demand to be immediately due and payable without demand or notice of any kind. All or any part of any Obligations whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in Section 7.1 (ix) or (x) above. The provisions hereof are not intended in any way to affect any rights of Secured Party with respect to any Obligations which may now or hereafter be payable on demand. Secured Party may terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to Debtor.

7.2.2       Access to Collateral. Secured Party, or its agents, may peaceably retake possession of the Collateral with or without notice or process of law, and for that purpose may enter upon any premises where the Collateral is located and remove the same. At Secured Party’s request, Debtor shall assemble the Collateral and deliver it to Secured Party or any place designated by Secured Party, at Debtor’s expense.

7.2.3       Sell Collateral. Secured Party shall have the right to sell, lease or otherwise dispose of the Collateral in one or more parcels at public or private sale or sales upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Debtor. Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Debtor now has or may at any time in the future have under any applicable law now existing or hereafter enacted. Secured Party shall have the right to use Debtor’s premises and any materials or rights of Debtor (including any intellectual property rights) without charge for such sales or disposition of the Collateral or the completion of any work in progress for such times as Secured Party may see fit. Without in any way requiring notice to be given in the following time and manner, Debtor agrees that with respect to any notice by Secured Party of any sale, lease or other disposition or realization or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, such notice shall be deemed reasonable and proper if given at least five (5) days before such action in the manner described below in the Section entitled “Notices”.

7.2.4       Collect Revenues. Secured Party may either directly or through a receiver (i) demand, collect and sue on any Collateral consisting of accounts or any other Collateral including notifying account debtors or any other persons obligated on the Collateral to make payment on the Collateral directly to Secured Party; (ii) file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party with respect to the Collateral or to enforce any other right in respect of the Collateral; (iii) take control, in any manner, of any payment or proceeds from the Collateral; (iv) prosecute or defend any suit, action or proceeding brought against Debtor with respect to the Collateral; (v) settle, compromise or adjust any and all claims arising under the Collateral or, to give such discharges or releases as Secured Party may deem appropriate; (vi) receive and collect all mail addressed to Debtor, direct the place of delivery thereof to any location designated by Secured Party; to open such mail; to remove all contents therefrom; to retain all contents thereof constituting or relating to the Collateral; (vii) execute, sign or endorse any and all claims, endorsements, assignments, checks or other instruments with respect to the Collateral; or (viii) generally, use, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral; and Debtor hereby irrevocably appoints Secured Party, its officers, employees and agents, or any of them, as attorneys-in-fact for Debtor with full power and authority in the place and stead of Debtor and in the name of Debtor or in its own name from time to time in Secured Party’s discretion, to take any and all appropriate action Secured Party deems necessary or desirable to accomplish any of the foregoing or otherwise to protect, preserve, collect or realize upon the Collateral or to accomplish the purposes of this Agreement. Debtor revokes each power of attorney (including any proxy) heretofore granted by Debtor with regard to the Collateral. This power of attorney, being coupled with an interest, is irrevocable and shall not be affected by the subsequent disability or incompetence of Debtor.

7.2.5       Setoff. Secured Party may place an administrative hold on and set off against the Obligations any property held in a deposit or other account with Secured Party or any of its Affiliates or otherwise owing by Secured Party or any of its Affiliates in any capacity to Debtor. Such set-off shall be deemed to have been exercised immediately at the time Secured Party or such Affiliate elects to do so.

7.2.6       Appointment of Receiver. Secured Party, upon occurrence of an Event of Default, shall be entitled, and Debtor hereby consents, without notice or demand and without regard to the adequacy of any security for the indebtedness and other Obligations or the solvency or insolvency of any person liable for the payment thereof, to the appointment of a receiver for the Collateral. The receiver shall have all rights and powers permitted under applicable law and such other powers as the court making such appointment shall confer. The expenses, including, without limitation, receiver’s fees, attorneys’ fees, court costs, and agent’s compensation, incurred pursuant to or arising from the powers herein contained shall be secured by the Collateral. The right of a receiver, among other rights and powers, to enter and take possession of and to manage and operate the Collateral, and to collect the rents, issues, profits and proceeds thereof shall be cumulative to any other rights or remedies hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Notwithstanding the appointment of any receiver or other custodian, Secured Party shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments or other Collateral at the time held by, or payable or deliverable under the terms of this Agreement to Secured Party.

8.       Expenses. Debtor shall pay to Secured Party on demand all costs and expenses (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which Secured Party may incur in connection with (i) the administration of this Agreement, including any administrative fees Secured Party may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the custody or preservation of, or the sale, lease or other disposition or realization on the Collateral; (iii) the enforcement and collection of any Obligations or any guaranty thereof; (iv) the exercise, performance, enforcement or protection of any of the rights of Secured Party hereunder; or (v) the failure of Debtor to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, Debtor shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by Secured Party to the date reimbursed by Debtor. All such costs, expenses or fees under this Agreement shall be added to the Obligations.

9.       Indemnification. Debtor shall indemnify Secured Party and its Affiliates and each officer, employee, accountant, attorney and other agent thereof (each such person being an “Indemnified Party”) on demand, without any limitation as to amount, against each liability, cost and expense (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose, and of any expert or agents an Indemnified Party may retain) heretofore or hereafter imposed on, incurred by or asserted against any Indemnified Party (including any claim involving any allegation of any violation of applicable law of any governmental authority (including any environmental law or criminal law)), however asserted and whether now existing or hereafter arising, arising out of any ownership, disposition or use of any of the Collateral; provided, however, the foregoing indemnity shall not apply to liability, cost or expense solely attributable to an Indemnified Party’s gross negligence or willful misconduct. This indemnity agreement shall survive the termination of this Agreement. Any amounts payable under this or any other section of this Agreement shall be additional Obligations secured hereby.

10.       USA PATRIOT Act Notice. Secured Party hereby notifies the Debtor that pursuant to the requirements of the USA PATRIOT Act (“Patriot Act”), it is required to obtain, verify and record information that identifies the Debtor, which information includes the name and address of the Debtor and other information that will allow Secured Party to identify the Debtor in accordance with the Patriot Act.  The Debtor agrees to, promptly following a request by Secured Party, provide all such other documentation and information that Secured Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.       Miscellaneous.

11.1       Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Debtor (at its address on Secured Party’s records) or to Secured Party (at the address on page one and separately to Secured Party’s officer responsible for Debtor’s relationship with Secured Party). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Debtor and Secured Party.

11.2       Governing Law; Jurisdiction. This Agreement has been delivered to and accepted by Secured Party and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE SECURED PARTY MAINTAINS A BRANCH AND CONSENTS THAT SECURED PARTY MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT DEBTOR’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT SECURED PARTY FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST DEBTOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF DEBTOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Debtor acknowledges and agrees that the venue provided above is the most convenient forum for both Secured Party and Debtor. Debtor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

11.3       Security Interest Absolute. All rights of Secured Party hereunder, the Security Interest and all obligations of Debtor hereunder shall be absolute and unconditional irrespective of (i) any filing by or against Debtor of any petition in bankruptcy or any action under federal or state law for the relief of debtors or the seeking or consenting to of the appointment of an administrator, receiver, custodian or similar officer for the wind up of its business; (ii) any lack of validity or enforceability of any agreement with respect to any of the Obligations, (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any agreement or instrument with respect to the Obligations, (iv)any exchange, release or non-perfection of any lien or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (v) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Debtor in respect of the Obligations or this Agreement. If, after receipt of any payment of all or any part of the Obligations, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, such payment shall be reinstated as part of the Obligations and this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party’s rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

11.4       Remedies Cumulative; Preservation of Rights. The rights and remedies herein are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies which Secured Party may have under other agreements now or hereafter in effect between Debtor and Secured Party, at law (including under the UCC) or in equity. No failure or delay of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Debtor expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of Secured Party including representations to make loans to Debtor. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances.

11.5       Joint and Several; Successors and Assigns. If there is more than one Debtor, each of them shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement and the term “Debtor” shall include each as well as all of them. This Agreement shall be binding upon Debtor and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, Secured Party, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by Debtor without the prior written consent of Secured Party.

11.6       Waivers; Changes in Writing. No course of dealing or other conduct, no oral agreement or representation made by Secured Party or usage of trade shall operate as a waiver of any right or remedy of Secured Party. No waiver of any provision of this Agreement or consent to any departure by Debtor therefrom shall in any event be effective unless made specifically in writing by Secured Party and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by Debtor and Secured Party.

11.7       Interpretation. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. Debtor agrees that in any legal proceeding, a photocopy of this Agreement kept in Secured Party’s course of business may be admitted into evidence as an original. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the UCC.

11.8       Waiver of Jury Trial. Debtor and Secured Party hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Debtor and Secured Party may have in any action or proceeding, in law or in equity, in connection with this Agreement or any transactions related hereto. Debtor represents and warrants that no representative or agent of Secured Party has represented, expressly or otherwise, that Secured Party will not, in the event of litigation, seek to enforce this jury trial waiver. Debtor acknowledges that Secured Party has been induced to enter into this Agreement by, among other things, the provisions of this section.

Dated August 19, 2021

PIKE COUNTY LIGHT & POWER COMPANY

	By	/s/ Charles Lenns
Signature of Witness
	Name:	Charles Lenns
Typed Name of Witness
	Title:	Vice President/Chief Financial Officer

ACKNOWLEDGMENT

STATE OF NEW YORK	)
: SS.
COUNTY OF BROOME	)

On the 19th day of August, in the year 2021, before me, the undersigned, a Notary Public in and for said State, personally appeared CHARLES LENNS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Kelly J Anderson
Notary Public

_______________________________________________________________________________________________________________________________________

FOR SECURED PARTY USE ONLY:

Authorization confirmed:

If Debtor’s Obligations arise under a guaranty in favor of Secured Party, list the name whose indebtedness is being guaranteed under such guaranty:

Exhibit A

1.	Grant (§1.1): ): the Security Interest granted by Debtor pursuant to this General Security Agreement covers collateral that includes, but is not limited to, the property described below:

All rights, tangible and intangible (including pipelines, easements, rights of way and compressors) in the Debtor’s gas distribution system pursuant to municipal franchises or otherwise.

2.	Permitted Liens (§3.1)

None

3.	Residence, principal place of business or chief executive office (§3.5(i))

105 Schneider Lane, Milford, PA 18337

4.	Location of Books and Records (§3.5(ii))

105 Schneider Lane, Milford, PA 18337

5.	Location of Inventory, Equipment, Fixtures, Crops or Timber (§3.5(iii) and §3.5(iv))

105 Schneider Lane, Milford, PA 18337

6.	Locations Not Owned by Debtor and Name of Record Owner (§3.5)

N/A

7.	Trade Name, “Doing Business As” Name or Assumed Name (§3.6)

N/A